EXHIBIT 23.4

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We consent to use in this Post-Effective Amendment No. 2 to Registration Statement (No. 333-140240) of Form S-1 of The Frontier Fund of our report dated March 17, 2008 relating to our audits of the financial statements of The Frontier Fund, appearing in the Prospectus, which is a part of this Registration Statement.

We also consent to the reference to our firm under the captions “Experts” and “Independent Registered Public Accounting Firms” in such Prospectus.

/s/ McGladrey & Pullen, LLP

Denver, Colorado
May 16, 2008